EXHIBIT 14
                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form N-14 of our reports dated January 29, 1999, on our audits of the financial statements of Alex. Brown Capital Advisory & Trust Emerging Growth Fund Limited Partnership and Alex. Brown Capital Advisory & Trust Growth Equity Fund Limited Partnership. We also consent to all referenced to our firm in this registration statement.



                                                WOLPOFF & COMPANY LLP


Baltimore, Maryland
April 9, 1999